HUBCO, INC.
                                                           1000 MacArthur Blvd.
                                                           Mahwah, NJ  07430
                                                           (NASDAQ:  HUBC)



AT THE COMPANY:                         AT THE FINANCIAL RELATIONS BOARD, INC.
Kenneth T. Neilson, Chairman            Kerry Thalheim/Regina Lenihan
Pres. & CEO - (201) 236-2631            675 Third Avenue
D. Lynn Van Borkulo-Nuzzo               New York, NY  10017
Executive Vice President                (212) 661-8030
(201) 236-2641

FOR IMMEDIATE RELEASE
April 21, 1997

                       HUBCO, INC. ANNOUNCES CASH DIVIDEND

                  Mahwah, New Jersey, April 21, 1997--HUBCO, Inc. (NASDAQ:HUBC), the third largest New Jersey based commercial banking company, has declared a quarterly cash dividend of $.19 per common share, payable June 2, 1997 to stockholders of record May 12, 1997. HUBCO also declared a quarterly cash dividend of $6.31 per share, for Series B Preferred Stock, payable June 2, 1997, to stockholders of record as of May 12, 1997.

                  HUBCO, INC., is the bank holding company for Hudson United Bank which operates 58 offices in northern New Jersey and Lafayette American Bank which operates 27 branches in southwestern Connecticut.


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